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                          [COOLEY GODWARD CASTRO HUDDLESON & TATUM LETTERHEAD]


May 7, 1996

PETsMART, Inc.
10000 N. 31st Avenue
Suite C-100
Phoenix, Arizona 85051

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing on May 7, 1996 by PETsMART, Inc. (the "Company") of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission, with respect to the offer and sale of up to 1,468,245 shares of the Company's Common Stock, $.0001 par value (the "Common Stock"), by certain former shareholders of Sporting Dog Specialties, Inc. ("SDSI"), the Pet Food Giant, Inc. ("Pet Food Giant"), State Line Tack, Inc. ("State Line Tack") and by Ronald Tenney D.V.M..

In connection with this opinion, we have examined and relied upon the Registration Statement; the Company's Certificate of Incorporation, as amended, and Bylaws; the Agreement and Plan of Reorganization dated April 3, 1995, amended as of April 18, 1995, by and among the Company, Remington Acquisition Corp., SDSI and the shareholders of SDSI; the Agreement and Plan of Reorganization and Plan of Merger among the Company, Turnpike Acquisition Corp., and Pet Food Giant, the Agreement and Plan of Reorganization dated December 20, 1995, by and among the Company, Stallion Acquisition Corp. and State Line Tack; the Asset Purchase Agreement among the Company, PETsMART Veterinary Management Services, Inc. and Ronald Tenney, D.V.M.; and, the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the shares of Common Stock are validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD CASTRO
 HUDDLESON & TATUM


By: /s/ Robert J. Brigham
   ----------------------
    Robert J. Brigham